Exhibit 21

SUBSIDIARIES OF REGISTRANT
AS OF MARCH 1, 2009

Name	Jurisdiction
Subsidiaries of Ness Technologies, Inc.
Ness USA, Inc.	USA – Pennsylvania
Ness Technologies Israel Ltd.	Israel
Ness Global Services Pte. Ltd	Singapore
Ness Technologies B.V.	Netherlands
Ness Global Services Ltd.	United Kingdom
Ness Canada Inc.	Canada
NessPRO Inc.	USA - Delaware

Subsidiary of Ness USA Inc.
Ness Technologies (India) Ltd.	India

Subsidiary of Ness Technologies Israel Ltd.
Ness Technologies Holdings Ltd	Israel

Subsidiary of Ness Technologies Holdings Ltd.
Ness AT Ltd.	Israel

Subsidiaries of AT Ltd.
Ness NTR Ltd.	Israel
Ness College Ltd	Israel
V-Ness Ltd.	Israel

Subsidiaries of NESS Technologies B.V.
Ness Czech s.r.o	Czech
Ness Benelux B.V.	Netherlands
S.C. Ness Romania s.r.l	Romania
Ness Slovensko a.s.	Slovakia
Ness S.A.	Switzerland
NessPRO B.V.	Netherlands
NessPRO Spain s.a.	Spain
NessPRO Italy s.a.	Italy
Ness Hungary Kft	Hungary
Ness Deutschland gmbh	Germany

Subsidiaries of Ness Slovensko a.s.
Ness KDC s.r.o	Slovakia

Subsidiaries of Ness Czech s.r.o
Ness Logos a.s.	Czech

Subsidiary of NessPRO Inc.
NessPRO Thailand Ltd	Thailand

Subsidiaries of NESS Global Services Pte. Ltd.
Ness Global Services Ltd	Thailand
Ness Malaysia Sdn. Bhd.	Malaysia